UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street NW
Washington, D.C. 29549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):     December 4, 2006
THE CATO CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31340	56-0484485

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

8100 Denmark Road, Charlotte, North Carolina	28273-5975

(Address of Principal Executive Offices)	(Zip Code)
(704) 554-8510

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
The Cato Corporation (the “Company”) has announced the hiring of Thomas W. Stoltz as Executive Vice President and Chief Financial Officer of the Company, effective as of December 4, 2006. In connection with Mr. Stoltz’s hiring, Mr. Stoltz and the Company entered into a letter of agreement (“Agreement”) dated November 7, 2006 and effective December 4, 2006, that sets forth certain terms regarding his employment.
Pursuant to the Agreement, Mr. Stoltz will serve as Executive Vice President and Chief Financial Officer of the Company. His initial annual base salary will be $250,000 per year.
Mr. Stoltz will be eligible to receive a performance bonus of up to $90,000 based on his prior employer’s bonus payout for 2006 as determined by their performance and approved bonus distributions. Mr. Stoltz will be eligible to receive a performance bonus of up to 60% of base salary based upon the achievement of the Company and individual performance goals for fiscal 2007.
As of his effective hire date, Mr. Stoltz will be granted 10,000 restricted shares of the Company’s Class A Common Stock. These restricted shares will be granted pursuant to the Company’s 2004 Incentive Compensation Plan, and will vest over 5 years at the rate of 1/3 per year as of the end of years 3, 4 and 5, respectively.
If Mr. Stoltz’s employment is terminated without cause, he will be entitled to receive severance pay equal to six month’s base salary, subject to his execution of a separation and confidentiality agreement.
In connection with Mr. Stoltz’s relocation to the Charlotte, North Carolina area, the Company will pay all reasonable and customary moving charges and for Mr. Stoltz’s temporary housing for 90 days. In addition, the Company will pay Mr. Stoltz a one-time relocation allowance of $30,000. Mr. Stoltz has agreed to reimburse the Company in full for all such moving, temporary housing allowance and other relocation expenses in the event he resigns during the first 24 months of his employment.
Mr. Stoltz will be entitled to participate in the Company’s employee benefit plans as provided to other employees, including the Company’s 401(k) Plan, Employee Stock Purchase Plan and vacation plan.
On December 4, 2006, the Company issued a press release announcing the hiring of Thomas W. Stoltz as its new Executive Vice President and Chief Financial Officer, effective as of December 4, 2006. A copy of the press release is attached hereto as Exhibit 99.2, and the contents thereof are incorporated herein by reference. Mr. Stoltz, who is 45 years old, has served as Chief Financial Officer with Citi Trends, Inc., Savannah, Georgia, where he was employed from 2000 to 2006. Mr. Stoltz has served in various executive positions with Factory Card Outlet and Dollar General.
Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Letter of Agreement between the Company and Thomas W. Stoltz

99.2	Press release issued on December 4, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CATO CORPORATION

December 4, 2006	/s/ John P. D. Cato

Date	John P. D. Cato Chairman, President and Chief Executive Officer

December 4, 2006	/s/ Robert M. Sandler

Date	Robert M. Sandler Senior Vice President Controller

Exhibit Index
Exhibit
99.1	Letter Agreement between the Company and Thomas W. Stoltz

99.2	Press release issued on December 4, 2006

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